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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934

         Date of Report (Date of earliest event reported): May 20, 2002

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                           Bay Banks of Virginia, Inc.
             (Exact name of registrant as specified in its charter)



            Virginia                      0-22955               54-1838100
(State or other jurisdiction of         (Commission          (I.R.S. Employer
 incorporation or organization)         File Number)         dentification No.)

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                              100 South Main Street
                              Post Office Box 1869
                           Kilmarnock, Virginia 22482
          (Address of principal executive offices, including zip code)

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       Registrant's telephone number, including area code: (804) 435-1171

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Item 5.  Other Events and Regulation FD Disclosure.

         On May 20, 2002, Bay Banks of Virginia, Inc. ("Bay Banks") issued a press release announcing that its Board of Directors had approved a two-for-one stock split of its common stock. Bay Banks intends to effect a stock split by amending its Articles of Incorporation. New shares resulting from this split are expected to be distributed on or about June 7, 2002 to holders of record as of the close of business on May 31, 2002. A copy of the press release is attached as Exhibit 99.1.

         Also on May 20, 2002, the Board of Directors of Bay Banks approved the repurchase of an additional 50,000 shares of Bay Banks stock. These shares will be in addition to the original agreement that was approved in 1999 which authorized the repurchase of 65,000 shares. As of May 22, 2002 Bay Banks has repurchased 59,529 shares.

Item 7. Financial Statements and Exhibits.

        (a) Not applicable

        (b) Not applicable

        (c) Exhibits

            99.1 Press Release of Bay Banks of Virginia, Inc. dated May 20,
            2002.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             Bay Banks of Virginia, Incorporated

                                             By: /s/ Austin L. Roberts
                                                 -------------------------------
                                                 Austin L. Roberts, III
                                                 President and Chief Executive
                                                 Officer


May 22, 2002

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